UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2006

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870

(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104

(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

AMCORE Financial, Inc. (Company) has appointed Donald H. Wilson, 46, as Executive Vice President and Chief Financial Officer of the Company.  Mr. Wilson will assume responsibilities as CFO effective February 6, 2006 and succeeds John R. Hecht, who assumed new operating responsibilities as Executive Vice President and Chief Commercial Officer in October, 2005.

Mr. Wilson has been Senior Vice President and Corporate Treasurer of Marshall and Ilsley Corporation, a $45 billion diversified banking and technology holding company, since May 1995.

Mr. Wilson will enter into an employment agreement with the Company effective February 6, 2006.  The Company will file a Current Report on Form 8-K reporting under Item 1.01 “Entry into a Material Agreement” at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2006	AMCORE Financial, Inc.
(Registrant)

Kenneth E. Edge
Chairman, President and Chief Executive Officer
(Duly authorized officer of the registrant
and principal executive officer)